SEPARATION AGREEMENT AND RELEASE

This Separation Agreement (“Agreement”) is made and entered into by and between Caleb Barlow (“Barlow”) and CynergisTek, Inc., a Delaware corporation (the “Company”). As used in this Agreement, the Company and Barlow are collectively, the “Parties” and are each individually a “Party.”

 RECITALS

A.WHEREAS, on or about August 1, 2019, Barlow signed an Executive Employment Agreement (the “Employment Agreement”) with the Company.  That Employment Agreement has governed the employment relationship between Barlow and the Company.  The Employment Agreement provides the term of Barlow’s employment.  It further sets forth the grounds for which Barlow’s employment with the Company could be terminated before the employment term has expired and the legal effect of termination.

B.WHEREAS, the Company has determined that Barlow’s employment should be terminated under the terms of Section 7.2 of the Employment Agreement.

C.WHEREAS, Barlow also tendered his resignation on the Notice Date.

D.WHEREAS, on July 26, 2021, the Company filed a Form 8-K with the Securities and Exchange Commission stating, in part: “On July 26, 2021, Caleb Barlow notified the Board of Directors (the “Board”) of CynergisTek, Inc. (the “Company”) of his resignation as the President and Chief Executive Officer of the Company, effective immediately. Mr. Barlow also informed the Board of his resignation as a member of the Board, to be effective August 26, 2021.”

E.WHEREAS, the Company and Barlow desire to enter into this Agreement in order to memorialize the terms and conditions of Barlow’s separation from the Company and resolve any disputes between the Parties.

NOW, THEREFORE, in consideration of the mutual promises set forth in this Agreement, and other good and valuable consideration, the sufficiency of which is acknowledged by the parties, Barlow and the Company agree as follows:

1.  Separation.  Barlow hereby resigns his employment effective August 26, 2021 (the “Separation Date”), which will be his last day of employment with the Company.  As of the Notice Date, Barlow no longer serves as President or Chief Executive Officer.  As of the Separation Date, Barlow will no longer be an employee of the Company. Except as otherwise provided in this Agreement, all of Barlow’s privileges as an employee ended as of the close of business on the Separation Date.

2.  Severance Pay.  As consideration for Barlow’s acceptance of this Agreement and for the releases of claims stated in Section 4 of this Agreement, the Company will pay or cause to be paid to Barlow the sum of (i) Three Hundred Fifty Thousand Dollars ($350,000.00), which is the equivalent of twelve (12) months of his Base Salary currently in effect (as defined by the Employment Agreement), less required taxes and other applicable withholdings, (ii) $228,219.18 which is the equivalent of Barlow’s full target bonus, prorated to the Separation Date, and (iii) all options and warrants to purchase common stock of the Company and restricted stock units (RSUs) shall be accelerated and immediately vested (the “Severance Pay”). The Company shall have no obligation to pay the Severance Pay if Barlow revokes this Agreement within seven (7) days after Barlow executes this Agreement pursuant to Section 21 below.  The Company’s obligation to pay the Severance Pay is expressly conditioned on Barlow’s compliance with his obligations under the Employment Agreement that survive the termination of his employment and the termination of the Agreement under Section 13.9 of the Employment Agreement (the “On-going Obligations”), including the Non-Competition and Non-Solicitation covenants set forth in Sections 10.1 and 10.2 of the Employment Agreement, and Barlow’s confidentiality obligations set forth in Section 8 of this Agreement.  If Barlow does not revoke this Agreement under Section 21, the Company will pay or cause to be paid the Severance Pay to Barlow in a lump sum on or before the sixtieth (60th) day following the Separation Date (the “Payment Date”), provided that by the Payment Date (a) Barlow has executed this Agreement, manifesting his acceptance of the release set forth in Section 4 of this Agreement, and (b) this Agreement has become irrevocable.

3.  Termination of Benefits/Medical Coverage.  Any insurance benefits that Barlow receives as part of his employment with the Company will all end effective midnight on the Separation Date.  After the Separation Date, Barlow may elect COBRA health insurance continuation coverage if he is otherwise eligible for COBRA coverage.  Barlow will be solely responsible for all COBRA insurance premiums.

4.  Release of Claims.  Barlow unconditionally releases the Company, its subsidiaries, and all entities affiliated with the Company, and all of their respective officers, agents, owners, members, shareholders, employees, representatives, attorneys, and all persons acting on behalf of them or any one of them (collectively, the “Released Parties”), from all claims, agreements, damages, losses, obligations, debts, or causes of action, of any nature or kind, including, without limitation, claims arising out of Barlow’s employment with or Barlow’s separation from the Company.  This is a general release of claims and is intended to be very broad and to include all claims of any nature, whether or not Barlow knows that the claims exist at the time of signing, including but not limited to claims for wages, vacation pay, sick pay, contract claims, tort claims, and claims under any state, federal, or local law.  This release specifically includes all claims that you may have under Title VII of the Civil Rights Act of 1964 (“Title VII”), the Americans with Disabilities Act (“ADA”), the Age Discrimination in Employment Act (“ADEA”), the Older Workers Benefit Protection Act, the Equal Pay Act (“EPA”), Chapter 21 of the Texas Labor Code (“TAA”), the Genetic Information Nondiscrimination Act (“GINA”), the Affordable Care Act (“ACA”), the Uniformed Services Reemployment Rights Act (“USERRA”), the Family and Medical Leave Act (“FMLA”), or any similar state laws.  It also includes any claim relating to the provision of insurance benefits.  However, this general release is not intended to bar any claims that, by law, may not be waived, such as claims for workers’ compensation benefits, unemployment insurance benefits, or statutory indemnity.

Nothing in this Agreement is intended to, or shall, interfere with Barlow’s rights under federal, state, or local civil rights or employment discrimination laws, including Title VII, GINA, the ADA, the ACA, the ADEA, the TAA, USERRA, FMLA, or the EPA to file or otherwise institute a charge of discrimination, to participate in a proceeding with any appropriate federal, state, or local government agency enforcing discrimination laws, or to cooperate with any such agency in its investigation, none of which shall constitute a breach of any of the provisions of this Agreement. Barlow shall not, however, be entitled to any relief, recovery, or monies in connection with any such complaint, charge, or proceeding brought against any of the Released Parties, regardless of who filed or initiated any such complaint, charge, or proceeding.  This Release has no impact on Barlow’s On-going Obligations set forth in the Employment Agreement, including his obligations to comply with the Non-Competition and Non-Solicitation covenants set forth in Sections 10.1 and 10.2 of the Employment Agreement.

5.  No Other Claims.  Barlow represents and agrees that he has not filed any claim, complaint or charge against any of the Released Parties, with any governmental agency or any state or federal court.  Barlow further represents and warrants that he has not assigned any claims or causes of action that he may have against any of the Released Parties to any person or entity.

6.  Resignation.  In connection with the termination of his employment, Barlow hereby resigns from any and all positions that Barlow has or may have with the Company, including as an employee, officer, or director, effective as of the Separation Date.

7.  Acceleration of Unvested Stock Options and RSUs.  The termination of Barlow’s employment with the Company results in the acceleration of all unvested stock options, warrants and RSUs held by Barlow as of the Separation Date. The acceleration of unvested stock options, warrants and RSUs is expressly conditioned on Barlow’s compliance with the On-going Obligations, including the Non-Competition and Non-Solicitation covenants set forth in Sections 10.1 and 10.2 of the Employment Agreement, and Barlow’s obligations under Section 8 of this Agreement.

8.  Confidential Information.  During Barlow’s employment with the Company, he came to know certain confidential and proprietary information relating to the Company and its operations, strategies, training information, finances, employees, and customers.  Barlow agrees that he will not disclose or discuss any confidential or proprietary information with any other person or entity, and that he will not use any confidential or proprietary information for his own purposes or for the purposes of any other person or entity.

9.  Return of the Company’s Property.  Barlow agrees to return to the Company all property of the Company, including any documents or records, that may be in his possession within 48 hours after the execution of this Agreement and he represents that he has not retained any copies (including electronic copies) of any documents or records of the Company.

10.  No Disparagement.  Barlow agrees not to disparage or otherwise speak poorly of the Company or any of the affiliates of the Company, and any of their directors, managers, employees, officers, contractors, policies, procedures, or practices, after his separation from the Company.

11.  Cooperation.  Barlow agrees to cooperate with the Company and to assist the Company in the transition of his duties to other employees and in defending against any claim or legal action that may be brought against the Company that related to his employment or to any event that occurred while he was employed by the Company, including in relation to any legal claims brought against Barlow.

12.  Retirement Benefits.  If Barlow is otherwise eligible for benefits under the Company’s retirement plans, this Agreement will not reduce the current value of those benefits.  Barlow will receive all benefits to which Barlow is entitled under the applicable retirement plan whether or not he accepts this Agreement.

13.  No Other Compensation.  Barlow acknowledges and agrees that the Severance Pay and the benefits outlined above are compensation to which Barlow is not otherwise entitled.  Except as expressly outlined in this Agreement, Barlow will not be entitled to any other compensation or benefits from the Company.  Barlow hereby acknowledges that he has received all amounts due and owing to him from the Company through the Separation Date, including having received all Base Salary, annual or other bonuses, sign-on bonuses, or other benefits.

14.  Tax Consequences.  The Company makes no representations or warranties regarding the tax consequences of the amounts paid to Barlow under this Agreement, including the Severance Pay.  The Company hereby disclaims any and all responsibility for the tax consequences, other than any amounts deducted from the Severance Pay.  Barlow agrees to be solely responsible for the tax consequences, if any, arising from any payments to him, including the Severance Pay, under this Agreement.  Barlow agrees to indemnify the Company and hold the Company harmless from any and all claims and demands, including interest, penalties, attorneys’ fees, accounting fees and all other expenses necessarily incurred in connection with such tax obligations and liabilities.

15.  Attorneys’ Fees and Litigation Costs.  If any legal action arises under this Agreement, to interpret this Agreement, or by reason of any alleged breach of this Agreement, the prevailing Party in that matter shall be entitled to recover from the non-prevailing Party or Parties the prevailing Party’s reasonable fees, costs, and litigation expenses, including reasonable attorneys’ fees, copying costs, phone calls, filing costs, deposition transcription and/or recording expenses, and travel expenses incurred in any such action in addition to any other relief to which the prevailing Party is or may be entitled.

16.  Effect of Violation.  Barlow understands and agrees that the payments and benefits his receives from the Company under this Agreement, including the Severance Pay and any acceleration of all unvested stock options and warrants, are conditioned on his compliance with each and every term of this Agreement and with the On-going Obligations as set forth in the Employment Agreement.  Barlow agrees that if he violates any provision of this Agreement, all payments from the Company will immediately cease and he will be required to immediately repay all sums previously paid by the Company under this Agreement.

17.  Effective Date.  This Agreement is effective as of the date on which Barlow signs this Agreement.  For the avoidance of doubt, this Agreement will not become effective and the Company will not have an obligation to pay the Severance Pay until signed by Barlow.

18.  Waiver of Breach.  The waiver by the Company of a breach of any provision of this Agreement by Barlow shall not operate or be construed as a waiver of any subsequent breach by Barlow or of any of the Company’s rights hereunder.

19.  Entire Agreement.  This Agreement contains the entire agreement between Barlow and the Company with respect to the termination of Barlow’s employment and the termination of the Employment Agreement.  Barlow agrees and acknowledges that he has not relied upon any representation or statement by the Company or anyone else that is not contained within this Agreement.  This Agreement does not supplant or eliminate any continuing duties or obligations, including the On-going Obligations, that Barlow has under the Employment Agreement, and such duties and obligations remain in full force and effect following the termination of his employment and his execution of this Agreement.  Specifically, this Agreement does not supplant or eliminate Barlow’s duties and obligations under the Non-Competition and Non-Solicitation covenants set forth in Sections 10.1 and 10.2 of the Employment Agreement.  In addition to this Agreement, any confidentiality agreements Barlow previously signed during his employment with the Company shall remain in full force and effect following the termination of Barlow’s employment and the execution of this Agreement.

20.  Governing Law and Forum Selection.  Regardless of any applicable choice of law provisions, this Agreement shall be governed by and construed in accordance with the laws of the State of Texas.  Any legal proceedings between or among the Parties regarding this Agreement shall be interpreted in conformity with Texas law and shall be conducted in a federal or state court in Austin, Texas, and the Parties hereby consent to and accept such exclusive jurisdiction and venue.

21.  Knowing and Voluntary Release/Time to Consider.  Barlow has at least twenty-one (21) days to review and consider this Agreement.  Barlow is hereby advised to consult with an attorney before signing this Agreement.  Barlow acknowledges that (i) no promises or representations not contained in this Agreement have been made by or with anyone to cause him to sign this Agreement, (ii) he has read this Agreement in its entirety and fully understands and is aware of its meaning, content, and legal effect, and (iii) he is executing the release contained in Section 4 above voluntarily and free of any duress or coercion.  To accept and agree with all of the terms of this Agreement, Barlow is to sign, date and return the Agreement.  If Barlow does not return the signed Agreement within 21 days of receipt of this Agreement, then this offer will expire and this Agreement will be invalid and cannot be accepted.  If Barlow accepts this Agreement within 21 days, he may nevertheless revoke the Agreement within 7 days after signing it by delivering written notice of such revocation to Paul Anthony, the Chief Financial Officer of the Company, at the following address: 11940 Jollyville Road, Suite 300N, Austin, Texas, 78759.

22.  Severability.  The provisions of this Agreement are severable and, if any part of this Agreement is found to be unenforceable, the other portions will remain fully valid and enforceable.

23.  Counterparts.  This Agreement may be executed in counterparts and delivered by facsimile, e-mail, or other electronic means (including via DocuSign, Adobe Sign or other similar e-signature service), each of which shall be deemed an original and all of which together shall constitute one and the same document.

[signature page follows]

BARLOW’S ACCEPTANCE OF THE SEPARATION AGREEMENT AND RELEASE

/s/ Caleb Barlow	8/11/2021
Caleb Barlow’s Signature	Date

Caleb Barlow
Caleb Barlow’s Name (Printed)

THE COMPANY’S ACCEPTANCE OF SEPARATION AGREEMENT AND RELEASE

CYNERGISTEK, INC., a Delaware corporation

By: /s/ Paul Anthony	8/11/2021
Signature	Date

Paul Anthony
Printed

CFO
Title